Exhibit 99.1

ITEM 6.	SELECTED FINANCIAL DATA

The following table sets forth a summary of our selected consolidated financial data. We derived the selected consolidated financial data as of December 31, 2008 and December 31, 2007 and for the years ended December 31, 2008, December 31, 2007, and December 31, 2006 from our audited consolidated financial statements included elsewhere in this annual report. The selected consolidated financial data as of December 31, 2006, December 31, 2005, and December 31, 2004, and for the years ended December 31, 2005 and December 31, 2004 have been derived from our financial statements for such years, which are not included in this annual report. On January 1, 2009, we adopted Statement of Financial Accounting Standards No. 160 Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51, which required retrospective application and accordingly all prior periods have been recast to reflect the retrospective adoption.

The selected consolidated financial data set forth below are not necessarily indicative of the results of future operations and should be read in conjunction with the discussion under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included elsewhere in this annual report.

	Year Ended December 31,
	2004	2005	2006	2007	2008
Statement of Operations Data: (amounts in thousands, except per share amounts)
Revenue	$1,217,383	$1,523,923	$1,856,038	$2,099,492	$2,247,434
Cost of services	541,979	687,381	818,522	912,389	1,015,028
Selling, general and administrative expenses (“SG&A”)(1)	487,513	569,865	800,301	840,532	881,586

Operating income	187,891	266,677	237,215	346,571	350,820
Interest expense	(9,381)	(15,358)	(94,804)	(332,372)	(313,019)
Other income (expense)	3,013	2,177	8,144	13,396	(8,621)

Income before income tax expense and noncontrolling interest	181,523	253,496	150,555	27,595	29,180
Income tax expense	65,762	87,736	65,505	6,814	11,731

Net income	115,761	165,760	85,050	20,781	17,449
Less net income (loss)—noncontrolling interest	2,590	15,411	16,287	15,399	(2,058)

Net income—West Corporation	$113,171	$150,349	$68,763	$5,382	$19,507

Earnings (loss) per share:
Basic	$1.67	$2.18
Diluted	$1.63	$2.11

Basic L shares			$2.05	$11.08	$12.78
Diluted L shares			$1.98	$10.68	$12.24

Basic A shares			$0.66	$(1.20)	$(1.23)
Diluted A shares			$0.64	$(1.20)	$(1.23)

	Year Ended December 31,
	2004	2005	2006	2007	2008
Selected Other Data: (amounts in thousands)
Net cash flows from operating activities	$218,560	$290,004	$215,739	$263,897	$287,381
Net cash flows used in investing activities	$(260,743)	$(297,154)	$(812,253)	$(454,946)	$(597,539)
Net cash flows from financing activities	$47,083	$9,507	$780,742	$118,106	$341,971

	Year Ended December 31,
	2004	2005	2006	2007	2008
Capital expenditures	$59,886	$76,855	$113,895	$103,647	$105,381
Adjusted EBITDA(2)	$291,003	$381,623	$501,942	$584,123	$633,551
Adjusted EBITDA margin(3)	23.9%	25.0%	27.0%	27.8%	28.2%

	As of December 31,
	2004	2005	2006	2007	2008
Balance Sheet Data: (amounts in thousands)
Working capital	$124,766	$110,047	$128,570	$187,795	$211,410
Property and equipment, net	$223,110	$234,871	$294,707	$298,645	$320,152
Total assets	$1,271,206	$1,498,662	$2,535,856	$2,846,490	$3,314,789
Total debt	$258,498	$260,520	$3,287,246	$3,596,691	$3,946,127
Class L common stock	$—	$—	$903,656	$1,029,782	$1,158,159
Stockholders’ equity (deficit)	$801,595	$987,177	$(2,117,255)	$(2,227,198)	$(2,360,747)

(1)	Includes stock based compensation of $483, $538, $28,738, $1,276 and $1,404 for the years ended December 31, 2004, 2005, 2006, 2007 and 2008, respectively.
(2)	The term “EBITDA” refers to earnings before interest expense, taxes, depreciation and amortization, and the term “Adjusted EBITDA” refers to earnings before interest expense, share based compensation, taxes, depreciation and amortization, non-recurring litigation settlement costs, impairments and other non-cash reserves, transaction costs and after-acquisition synergies. We present Adjusted EBITDA because our management team uses it as an important supplemental measure in evaluating our operating performance and preparing internal forecasts and budgets and we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We also use Adjusted EBITDA as a liquidity measure in assessing compliance with our senior credit facilities. For a reconciliation of Adjusted EBITDA to cash flows from operating activities and a description of the material covenants contained in our senior credit facilities, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt Covenants.” We believe that the presentation of Adjusted EBITDA is useful because it provides important insight into our profitability trends and allows management and investors to analyze operating results with and without the impact of certain non-cash charges, such as depreciation and amortization, share-based compensation and impairments and other non-cash reserves, as well as certain litigation settlement and transaction costs and after-acquisition synergies. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business and a measure of our liquidity, Adjusted EBITDA is not a measure of financial performance or liquidity under generally accepted accounting principles (“GAAP”) and the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest, necessary to operate our business and includes adjustments for synergies that have not been realized. In addition, as disclosed below, certain adjustments included in our calculation of Adjusted EBITDA are based on management’s estimates and do not reflect actual results. For example, post-acquisition synergies included in Adjusted EBITDA are determined in accordance with our senior credit facilities, which provide for an adjustment to EBITDA, subject to certain specified limitations, for reasonably identifiable and factually supportable cost savings projected by us in good faith to be realized as a result of actions taken following an acquisition. While we use net income as a measure of performance, we also believe that Adjusted EBITDA, when presented along with net income, provides balanced disclosure which, for the reasons set forth above, is useful to investors and management in evaluating our operating performance and profitability. Adjusted EBITDA included in this annual report should be considered in addition to, and not as a substitute for, net income (loss) as calculated in accordance with GAAP as a measure of performance. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to net income.

	For the year ended December 31,
	2004	2005	2006	2007	2008
(amounts in thousands):
Net income	$115,761	$165,760	$85,050	$20,781	$17,449
Interest expense	8,165	14,500	94,803	332,372	313,019

Depreciation and amortization	100,185	110,339	136,979	182,820	183,487

Income tax expense	65,762	87,736	65,505	6,814	11,731

EBITDA	289,873	378,335	382,337	542,787	525,686

Provision for share-based compensation(a)	—	538	28,738	1,276	1,404

Acquisition synergies and transaction costs(b)	—	1,365	89,562	22,006	20,985

Non-cash portfolio impairments(c)	—	—	—	1,004	76,405

Site closure and other impairments(d)	—	—	—	1,309	2,644

Non-cash foreign currency (gain) loss(e)	—	—	—	—	6,427

Non-recurring litigation settlement costs(f)	—	—	—	15,741	—

Synthetic lease interest(g)	1,130	1,385	1,305	—	—

Adjusted EBITDA(h)	$291,003	$381,623	$501,942	$584,123	$633,551

(a)	Represents total share based compensation expense determined at fair value in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”).
(b)	Represents, for each period presented, unrealized synergies for acquisitions, consisting primarily of headcount reductions and telephony-related savings, direct acquisition expenses, transaction costs incurred with the recapitalization and the exclusion of the negative EBITDA in one acquired entity, which was an unrestricted subsidiary under the indentures governing our outstanding notes. Amounts shown are permitted to be added to “EBITDA” for purposes of calculating our compliance with certain covenants under our credit facility and the indentures governing our outstanding notes.
(c)	Represents non-cash portfolio receivable allowances.
(d)	Represents site closures and other asset impairments.
(e)	Represents the unrealized loss on foreign denominated debt and the loss on transactions with affiliates denominated in foreign currencies.
(f)	Class action litigation settlement, net of estimated insurance proceeds, and related legal costs.
(g)	Represents interest incurred on a synthetic building lease, which was purchased in September 2006.
(h)	Adjusted EBITDA does not include pro forma adjustments for acquired entities of $49.1 million in 2008 and $9.1 million in 2007 as is permitted in the debt covenants.
(3)	Represents Adjusted EBITDA as a percentage of revenue.

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